UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 5, 2019)

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Tapinator, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	333-224531	46-3731133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 West 40th Street, Suite 1902, New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 930-6232

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On November 5, 2019 (the “Appointment Date”), the Board of Directors of Tapinator, Inc. (the “Company”) appointed Spencer G. Feldman as a member of the Company’s Board of Directors. The Company intends to appoint Mr. Feldman to be a member of its Audit Committee and the Chairman of its Nominating and Corporate Governance Committee, which the Board of Directors plans to establish in the near future.

Mr. Feldman is a partner in the New York City law firm of Olshan Frome Wolosky LLP, where he has been a member of its corporate and securities group since September 2013. He was previously a principal shareholder in the law firm Greenberg Traurig LLP, practicing in its corporate and securities department, which he joined in 1993. Mr. Feldman has more than 30 years of experience practicing corporate and securities law and concentrates his practice in the areas of initial public offerings, follow-on offerings, shelf takedowns, confidentially marketed offerings, registered directs, PIPEs and other private financings, and mergers & acquisitions with public companies, with an emphasis on representing computer, Internet, media and other technology-driven companies.

Arrangement or Understanding

On the Appointment Date, the Company and Mr. Feldman entered into a Board of Directors Agreement (the “Board Agreement”), which contains certain obligations of the Company with respect to compensation to be paid to Mr. Feldman (as described below) as well as certain termination, confidentiality and other obligations of Mr. Feldman. Except for the terms of the Board Agreement, there is no arrangement or understanding between Mr. Feldman and any other persons relating to the Company.

Related Party Transactions

There are no related party transactions with respect to Mr. Feldman and the Company reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On the Appointment Date and pursuant to the Board Agreement, the Company granted Mr. Feldman a non-qualified stock option to purchase up to 200,000 shares of the Company’s common stock (the “Option”) with an exercise price of $0.048 per share, which was the closing price of the Company’s common stock on November 5, 2019. The Option vests in eight equal quarterly share installments at the end of each quarterly anniversary of the Board Agreement. Additionally, beginning in fiscal year 2020, Mr. Feldman will be paid $20,000 per year in cash, payable in quarterly installments for each quarter he is a member of the Board (subject to the limitations set forth in the Board Agreement).

The foregoing is only a brief description of the material terms of the Board Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Board Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Board of Directors Agreement dated November 5, 2019 between Tapinator, Inc. and Spencer G. Feldman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tapinator, Inc.

By:	/s/ Ilya Nikolayev
Ilya Nikolayev Chief Executive Officer

Date: November 8, 2019